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                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Triathalon Broadcasting Company (the "Company") for the registration of 389,808 of its Class A Common Stock, par value $.01 per share, and to the incorporation by reference therein of our report dated June 6, 1996 with respect to the consolidated financial statements of the Company included in its Annual Report on Form 10-KSB, as amended, for the year ended March 31, 1996, and our reports dated (i) August 31, 1995 with respect to the financial statements of Marathon Broadcasting Corporation, (ii) January 12, 1996 with respect to the financial statements of 93.3, Inc. and Valley Broadcasting, Inc., (iii) November 17, 1995 with respect to the financial statements of Rock Steady, Inc., (iv) December 29, 1995 with respect to the financial statements of KOLL-FM (a division of Southern Starr Broadcasting Group, Inc.) and (v) February 20, 1996 with respect to the financial statements of KOLL-FM (a division of Southern Starr of Arkansas, Inc.) and the combined financial statements of KAQQ-AM, KISC-FM and KNFR-FM (divisions of Silverado Broadcasting Company, Inc.), all included in the Company's Registration Statement on Form SB-2 dated March 4, 1996, filed with the Securities and Exchange Commission and incorporated herein by reference.


                                                         /s/ Ernst & Young LLP


New York, New York
February 6, 1997